EXHIBIT 99

August 4, 2026

Cummins Reports Strong Second Quarter 2026 Results; Raises Full-Year Outlook

•Record second-quarter revenues of $9.5 billion; GAAP1 Net Income of $932 million, or 9.9% of sales
•EBITDA2 in the second quarter was 17.5% of sales; Diluted EPS of $6.73
•Full-year revenues are expected to range from up 10% to up 13%, an improvement from prior guidance of up 8% to 11%
•EBITDA is now expected to be in the range of 18.0% to 18.5%, compared to prior guidance of 17.75% to 18.5%
•The company returned $501 million to shareholders in the second quarter in the form of cash dividends and share repurchases
COLUMBUS, IND. – Cummins Inc. (NYSE: CMI) today reported results for the second quarter of 2026.
“Cummins delivered record second-quarter results, reflecting robust customer orders for standby power for data centers and improving North American truck markets,” said Jennifer Rumsey, Chair and CEO of Cummins. “Rising demand and disciplined execution drove record performance as we continue to perform well in a complex macroeconomic environment. We are raising our expectations for full year performance and expect the second half of the year to be stronger than the first half. With greater regulatory clarity in on-highway markets in the U.S. and continued momentum across key markets, we are well positioned to deliver for our customers and generate profitable growth.”
Second-quarter 2026 revenues of $9.5 billion increased 9% from the same quarter in 2025. Sales in North America increased 8% while international revenues, led by growth in China, increased 12%.
Net income attributable to Cummins in the second quarter was $932 million, or $6.73 per diluted share, compared to $890 million, or $6.43 per diluted share, in 2025. The tax rate in the second quarter was 25.1% including $29 million, or $0.21 per diluted share, of unfavorable discrete tax items.
EBITDA in the second quarter was $1.7 billion, or 17.5% of sales, compared to $1.6 billion, or 18.4% of sales, a year ago.
2026 Outlook:
Based on its current forecast, Cummins is raising its full-year 2026 revenue guidance to be up 10% to 13%, due to stronger demand across several markets, particularly North America on-highway, China construction and power generation. EBITDA is expected to be in the range of 18.0% to 18.5%, compared to our prior guidance of 17.75% to 18.5%, excluding the charges related to the sale of the fuel cell business in the first quarter.
Cummins plans to continue generating strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50% of operating cash flow back to shareholders.
“We’re raising our financial outlook for 2026 as demand continues to outpace expectations across several key markets,” said Rumsey. “North American truck markets continue to improve, while demand for data center power generation remains robust. Our market-leading positions and talented global workforce position us well to capitalize on these trends, meet our customers’ needs, invest in future growth and continue delivering strong returns for shareholders.”
Second Quarter 2026 Highlights:
•Cummins announced an increase in the quarterly common stock cash dividend from $2.00 to $2.20 per share. The company has increased the quarterly dividend to shareholders for 17 consecutive years.
•In May, Cummins hosted its 2026 Analyst Day and raised its 2030 financial targets, reflecting the strength of its strategy, stronger market positions and rising demand across key markets. The company also announced disciplined capacity and product investments to further strengthen its position in mining and power generation, building on areas where Cummins is already well positioned to deliver long-term growth.
•In June, Cummins announced an agreement with Circe Energy to provide a series of natural gas generator sets to support a scalable, behind-the-meter, prime power microgrid solution for their High-Performance Computing (HPC) data center in Texas. Deliveries are scheduled from 2026 through 2030 and will include Cummins’ HSK78 and QSK60 generator set platforms. The announcement reflects Cummins’ expanding role in supporting the North American data center market with natural gas-fueled generator sets and integrated microgrid controls designed to address power grid constraints, improve reliability and enable fast-start response capabilities in an era of unprecedented AI demand.
•Cummins announced updated Model Year 2027 North American on-highway product launch plans following the EPA's proposed changes to upcoming emissions regulations. The company will introduce its new X10 and X15 engines through a measured production ramp while maintaining select legacy product availability in 2027. The approach is designed to satisfy the proposed regulatory framework, support customer production schedules and provide additional time to ramp production in a disciplined manner that helps position the industry for a successful transition. Cummins recently showcased these new platforms through the nationwide Forever Rising Tour, providing customers with hands-on experience and direct engagement with the company's latest powertrain technologies.

Second quarter 2026 detail (all comparisons to same period in 2025):
EBITDA percentage for the company and some of the individual segments declined year-over-year. This was primarily due to higher incentive compensation, tied to expected record full year results. EBITDA percentage for the company is expected to be higher in the second half and full year 2026 compared to the same periods in 2025.
Engine Segment

•Sales - $3.1 billion, up 6%
•Segment EBITDA - $386 million, or 12.5% of sales, compared to $400 million, or 13.8% of sales
•Revenues in North America increased 1% and international sales increased 23% due to stronger construction demand in China.

Components Segment

•Sales - $2.9 billion, up 7%
•Segment EBITDA - $381 million, or 13.2% of sales, compared to $397 million, or 14.7% of sales
•Revenues in North America increased 6% and international sales increased 8% primarily due to stronger truck demand in the United States and China.

Distribution Segment

•Sales - $3.3 billion, up 9%
•Segment EBITDA - $451 million, or 13.6% of sales, compared to $445 million, or 14.6% of sales
•Revenues in North America increased 13% and international sales increased 1% driven by increased demand for power generation products, particularly for data center applications.

Power Systems Segment

•Sales - $2.3 billion, up 19%
•Segment EBITDA - $552 million, or 24.5% of sales, compared to $430 million, or 22.8% of sales
•Revenues in North America increased 19% and international sales increased 19% driven primarily by increased power generation demand, particularly for data center markets in the United States, China and Asia Pacific.

Accelera Segment

•Sales - $145 million, up 38%
•Segment EBITDA loss - $69 million
•Revenues increased due to stronger eMobility demand. The company remains committed to pacing and focusing its zero-emissions investments on the most promising paths in order to ensure long-term success as part of Cummins’ Destination Zero strategy, while reducing the rate of ongoing EBITDA losses.
1 Generally Accepted Accounting Principles in the U.S.
2 Earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests
About Cummins Inc.
Cummins Inc., a global power leader, is committed to powering a more prosperous world. Since 1919, we have delivered innovative solutions that move people, goods and economies forward. Our five business segments—Engine, Components, Distribution, Power Systems and Accelera™ by Cummins—offer a broad portfolio, including advanced diesel, electric and hybrid powertrains; integrated power generation systems; critical components such as aftertreatment, turbochargers, fuel systems, controls, transmissions, axles and brakes; and zero-emissions technologies like battery and electric powertrain systems. With a global footprint, deep technical expertise and an extensive service network, we deliver dependable, cutting-edge solutions tailored to our customers’ needs, supporting them through the energy transition with our Destination Zero strategy. We create value for customers, investors and employees and strengthen communities through our corporate responsibility global priorities: education, equity and environment. Headquartered in Columbus, Indiana, Cummins employs approximately 67,400 people worldwide and earned $2.8 billion on $33.7 billion in sales in 2025. Learn more at https://www.cummins.com.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into agreements with the U.S. Environmental Protection Agency, California Air Resources Board, the Environmental and Natural Resources Division of the U.S. Department of Justice and the California Attorney General's Office to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S., which became final and effective in April 2024, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; any adverse consequences from changes in tariffs and other trade disruptions; changes in international, national and regional trade laws, regulations and policies; emissions deregulation; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services or not successfully developing new technologies and products to effectively address the energy transition; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions, divestitures or exiting the production of certain product lines or product categories and related uncertainties of such decisions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology (IT) environment and data security; the use of artificial intelligence (AI) in our business and in our products, services and features, and challenges with properly managing its use; political, economic and other risks from operations among, between and within numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet sustainability expectations or standards, or achieve our sustainability goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2025 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at https://www.sec.gov or at https://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended		Six months ended
	June 30,		June 30,
In millions, except per share amounts	2026	2025	2026	2025
NET SALES	$9,457	$8,643	$17,855	$16,817
Cost of sales	6,992	6,362	13,147	12,381
GROSS MARGIN	2,465	2,281	4,708	4,436
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	893	779	1,738	1,550
Research, development and engineering expenses	385	357	743	701
Equity, royalty and interest income from investees	154	118	302	249
Other operating expense, net	62	37	301	74
OPERATING INCOME	1,279	1,226	2,228	2,360
Interest expense	80	87	156	164
Other income, net	94	86	155	146
INCOME BEFORE INCOME TAXES	1,293	1,225	2,227	2,342
Income tax expense	325	297	579	564
CONSOLIDATED NET INCOME	968	928	1,648	1,778
Less: Net income attributable to noncontrolling interests	36	38	62	64
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$932	$890	$1,586	$1,714

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$6.76	$6.46	$11.48	$12.45
Diluted	$6.73	$6.43	$11.44	$12.38

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	137.9	137.8	138.1	137.7
Diluted	138.5	138.5	138.6	138.4

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$3,179	$2,845
Marketable securities	745	764
Total cash, cash equivalents and marketable securities	3,924	3,609
Accounts and notes receivable, net	6,585	5,818
Inventories	6,397	5,822
Prepaid expenses and other current assets	1,528	1,676
Total current assets	18,434	16,925
Long-term assets
Property, plant and equipment, net	7,013	6,958
Investments and advances related to equity method investees	2,265	2,133
Goodwill	2,222	2,224
Other intangible assets, net	2,168	2,167
Pension assets	1,008	1,033
Other assets	2,520	2,552
Total assets	$35,630	$33,992

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,654	$3,800
Loans payable	459	313
Commercial paper	348	353
Current maturities of long-term debt	151	94
Accrued compensation, benefits and retirement costs	812	825
Current portion of accrued product warranty	658	693
Current portion of deferred revenue	1,592	1,606
Other accrued expenses	1,999	1,926
Total current liabilities	10,673	9,610
Long-term liabilities
Long-term debt	6,737	6,792
Deferred revenue	1,066	1,054
Other liabilities	3,248	3,128
Total liabilities	$21,724	$20,584

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,626	$2,673
Retained earnings	23,650	22,616
Treasury stock, at cost, 84.9 and 84.4 shares	(11,089)	(10,662)
Accumulated other comprehensive loss	(2,340)	(2,278)
Total Cummins Inc. shareholders’ equity	12,847	12,349
Noncontrolling interests	1,059	1,059
Total equity	$13,906	$13,408
Total liabilities and equity	$35,630	$33,992

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$968	$928	$1,648	$1,778
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	281	279	563	548
Deferred income taxes	27	(113)	15	(138)
Equity in income of investees, net of dividends	(30)	(18)	(116)	(88)
Pension and OPEB expense	18	20	37	39
Pension contributions and OPEB payments	(15)	(13)	(28)	(26)
Changes in current assets and liabilities, net of acquisitions and divestiture
Accounts and notes receivable	(60)	(186)	(738)	(643)
Inventories	(279)	(105)	(612)	(436)
Other current assets	13	(136)	(37)	(172)
Accounts payable	231	(182)	860	148
Accrued expenses	317	243	150	(244)
Other, net	28	68	66	16
Net cash provided by operating activities	1,499	785	1,808	782

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(249)	(231)	(438)	(393)
Investments in marketable securities—acquisitions	(401)	(326)	(633)	(783)
Investments in marketable securities—liquidations	234	204	641	636
Other, net	(3)	(16)	1	(75)
Net cash used in investing activities	(419)	(369)	(429)	(615)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	107	2,094	320	2,146
Net payments of commercial paper	(1)	(1,387)	(5)	(906)
Payments on borrowings and finance lease obligations	(140)	(66)	(248)	(210)
Dividend payments on common stock	(276)	(251)	(552)	(502)
Repurchases of common stock	(225)	—	(468)	—
Payments for purchase of redeemable noncontrolling interests	—	(55)	—	(55)
Other, net	11	(3)	(88)	(49)
Net cash (used in) provided by financing activities	(524)	332	(1,041)	424
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	9	39	(4)	57
Net increase in cash and cash equivalents	565	787	334	648
Cash and cash equivalents at beginning of period	2,614	1,532	2,845	1,671
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,179	$2,319	$3,179	$2,319

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Three months ended June 30, 2026
External sales	$2,349	$2,431	$3,320	$1,217	$140	$9,457	$—	$9,457
Intersegment sales	735	460	6	1,038	5	2,244	(2,244)	—
Total sales	3,084	2,891	3,326	2,255	145	11,701	(2,244)	9,457
Research, development and engineering expenses	181	88	15	79	22	385	—	385
Equity, royalty and interest income (loss) from investees	79	10	34	34	(3)	154	—	154
EBITDA (2)	386	381	451	552	(69)	1,701	(48)	1,653
Depreciation and amortization (3)	77	126	34	35	8	280	—	280

EBITDA as a percentage of segment sales	12.5%	13.2%	13.6%	24.5%	NM	14.5%		17.5%

Three months ended June 30, 2025
External sales	$2,162	$2,295	$3,034	$1,054	$98	$8,643	$—	$8,643
Intersegment sales	737	410	7	835	7	1,996	(1,996)	—
Total sales	2,899	2,705	3,041	1,889	105	10,639	(1,996)	8,643
Research, development and engineering expenses	151	77	14	69	46	357	—	357
Equity, royalty and interest income (loss) from investees	60	10	26	27	(5)	118	—	118
EBITDA (2)	400	397	445	430	(100)	1,572	15	1,587
Depreciation and amortization (3)	68	127	32	35	13	275	—	275

EBITDA as a percentage of segment sales	13.8%	14.7%	14.6%	22.8%	NM	14.8%		18.4%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components	Distribution	Power Systems	Accelera		Total Segments	Intersegment Eliminations (1)	Total
Six months ended June 30, 2026
External sales	$4,315	$4,569	$6,429	$2,310	$232		$17,855	$—	$17,855
Intersegment sales	1,441	852	13	1,901	14		4,221	(4,221)	—
Total sales	5,756	5,421	6,442	4,211	246		22,076	(4,221)	17,855
Research, development and engineering expenses	345	169	30	145	54		743	—	743
Equity, royalty and interest income (loss) from investees	159	20	62	70	(9)		302	—	302
EBITDA (2)	665	718	895	1,129	(346)	(4)	3,061	(118)	2,943
Depreciation and amortization (3)	149	254	69	71	17		560	—	560

EBITDA as a percentage of total sales	11.6%	13.2%	13.9%	26.8%	NM		13.9%		16.5%

Six months ended June 30, 2025
External sales	$4,202	$4,565	$5,936	$1,926	$188		$16,817	$—	$16,817
Intersegment sales	1,468	810	12	1,612	20		3,922	(3,922)	—
Total sales	5,670	5,375	5,948	3,538	208		20,739	(3,922)	16,817
Research, development and engineering expenses	306	152	28	126	89		701	—	701
Equity, royalty and interest income (loss) from investees	133	17	54	56	(11)		249	—	249
EBITDA (2)	858	779	821	819	(186)		3,091	(44)	3,047
Depreciation and amortization (3)	135	249	64	68	25		541	—	541

EBITDA as a percentage of total sales	15.1%	14.5%	13.8%	23.1%	NM		14.9%		18.1%

“NM” - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three and six months ended June 30, 2026 and 2025.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

(4) In the first quarter of 2026, we sold our low pressure fuel cell business to a customer, cancelled future commitments and resolved certain claims against us with that customer resulting in a net payment by us of $175 million. These transactions resulted in a net charge of $199 million which is reflected in other operating expense, net in our Condensed Consolidated Statements of Net Income.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2026	2025	2026	2025
Manufacturing entities
Chongqing Cummins Engine Company, Ltd.	$29	$22	$58	$45
Dongfeng Cummins Engine Company, Ltd.	27	19	50	39
Beijing Foton Cummins Engine Co., Ltd.	22	15	43	30
Tata Cummins, Ltd.	8	7	20	17
All other manufacturers	19	14	35	21
Distribution entities
Komatsu Cummins Chile, Ltda.	18	15	32	29
All other distributors	6	4	14	12
Cummins share of net income	129	96	252	193
Royalty and interest income	25	22	50	56
Equity, royalty and interest income from investees	$154	$118	$302	$249

INCOME TAXES
Our effective tax rate for 2026 is expected to approximate 23.0 percent, excluding any discrete items that may arise.
Our effective tax rates for the three and six months ended June 30, 2026, were 25.1 percent and 26.0 percent, respectively. Our effective tax rates for the three and six months ended June 30, 2025, were 24.2 percent and 24.1 percent, respectively.
The three months ended June 30, 2026, contained net unfavorable discrete items of $29 million, or $0.21 per diluted share, primarily due to $17 million of unfavorable return to provision adjustments and $12 million of other net unfavorable discrete tax items.
The six months ended June 30, 2026, had an unfavorable discrete tax impact due to the $199 million loss on sale of business and settlement of current and future customer obligations for which no tax benefit was recognized. Other discrete items were net unfavorable $22 million, or $0.16 per diluted share, primarily due to $23 million of unfavorable return to provision adjustments, partially offset by $1 million of other net favorable discrete tax items
The three months ended June 30, 2025, contained net favorable discrete tax items of $3 million, or $0.02 per diluted share, primarily due to $4 million of favorable adjustments for uncertain tax positions, partially offset by $1 million of other unfavorable adjustments.
The six months ended June 30, 2025, contained net favorable discrete tax items of $10 million, or $0.07 per diluted share, primarily due to $8 million of favorable adjustments for share-based compensation tax benefits and $5 million of favorable adjustments for uncertain tax positions, partially offset by $3 million of other unfavorable tax items.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

Reconciliation of Non GAAP measures - Earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items, as noted in the table below, is a useful measure of our operating performance. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding accounting principles generally accepted in the United States (GAAP) measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in our Condensed Consolidated Statements of Net Income. Below is a reconciliation of net income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2026	2025	2026	2025
Net income attributable to Cummins Inc.	$932	$890	$1,586	$1,714

Net income attributable to Cummins Inc., as a percentage of net sales	9.9%	10.3%	8.9%	10.2%

Add:
Net income attributable to noncontrolling interests	36	38	62	64
Consolidated net income	968	928	1,648	1,778

Add:
Interest expense	80	87	156	164
Income tax expense	325	297	579	564
Depreciation and amortization	280	275	560	541
EBITDA	$1,653	$1,587	$2,943	$3,047

EBITDA, as a percentage of net sales	17.5%	18.4%	16.5%	18.1%

Special items:
Loss on sale of business and settlement of current and future customer obligations	—	—	199	—
EBITDA, excluding special items	$1,653	$1,587	$3,142	$3,047

EBITDA, excluding special items, as a percentage of net sales	17.5%	18.4%	17.6%	18.1%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$799	$968	$—	$—	$1,767
Medium-duty truck and bus	871	1,030	—	—	1,901
Light-duty automotive	448	491	—	—	939
Off-highway	554	595	—	—	1,149
Total sales	$2,672	$3,084	$—	$—	$5,756

2025
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$921	$976	$772	$820	$3,489
Medium-duty truck and bus	986	950	784	893	3,613
Light-duty automotive	421	486	583	440	1,930
Off-highway	443	487	466	447	1,843
Total sales	$2,771	$2,899	$2,605	$2,600	$10,875
Total engine shipments by engine classification, including on and off-highway units, were as follows:

2026
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	24,700	30,100	—	—	54,800
Medium-duty	79,100	86,100	—	—	165,200
Light-duty	40,500	45,000	—	—	85,500
Total units	144,300	161,200	—	—	305,500

2025
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,700	29,600	22,400	23,200	101,900
Medium-duty	75,200	73,400	63,100	68,800	280,500
Light-duty	39,100	44,000	49,600	39,100	171,800
Total units	141,000	147,000	135,100	131,100	554,200

(1) Unit shipments exclude aftermarket parts.

Components Segment Sales by Business
Sales for our Components segment by business were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$919	$1,122	$—	$—	$2,041
Emission solutions	915	988	—	—	1,903
Components and software	608	657	—	—	1,265
Automated transmissions	88	124	—	—	212
Total sales	$2,530	$2,891	$—	$—	$5,421

2025
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,056	$1,095	$917	$918	$3,986
Emission solutions	902	900	788	867	3,457
Components and software	595	587	537	564	2,283
Automated transmissions	117	123	87	96	423
Total sales	$2,670	$2,705	$2,329	$2,445	$10,149

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,275	$1,378	$—	$—	$2,653
Parts	1,064	1,080	—	—	2,144
Service	433	472	—	—	905
Engines	344	396	—	—	740
Total sales	$3,116	$3,326	$—	$—	$6,442

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,090	$1,200	$1,247	$1,395	$4,932
Parts	1,031	1,015	1,013	1,024	4,083
Service	416	439	495	448	1,798
Engines	370	387	417	418	1,592
Total sales	$2,907	$3,041	$3,172	$3,285	$12,405

Power Systems Segment Sales by Product Line
Sales for our Power Systems segment by product line were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,283	$1,536	$—	$—	$2,819
Industrial	506	538	—	—	1,044
Generator technologies	167	181	—	—	348
Total sales	$1,956	$2,255	$—	$—	$4,211

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,001	$1,205	$1,280	$1,245	$4,731
Industrial	498	506	531	528	2,063
Generator technologies	150	178	185	156	669
Total sales	$1,649	$1,889	$1,996	$1,929	$7,463